SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): October 16, 2018

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02     Election of Director.
On October 15, 2018, the Board of Directors of Eli Lilly and Company elected Karen Walker as a new member, effective December 1, 2018. Ms. Walker, age 57, is the Senior Vice President and Chief Marketing Officer at Cisco where she has worked since 2009. Prior to joining Cisco, Ms. Walker worked at Hewlett-Packard as Vice President of Strategy and Marketing for both the Consumer Digital Entertainment and Personal Systems groups. Her 20-plus years in the IT industry have included senior field and marketing leadership roles in Europe, North America, and the Asia Pacific region. Ms. Walker holds a Bachelor of Science degree with joint honors in chemistry and business studies from Loughborough University in England. She is a board member of the I.T. Services Marketing Association and a member of the CMO Council North America Advisory Board, the Marketers That Matter Council, Advancing Executive Women in Silicon Valley, and CRN's 2013 Women of the Channel.
Ms. Walker will serve on the Audit Committee and the Public Policy and Compliance Committee. Ms. Walker will serve under interim election and will stand for election by the Lilly shareholders at the company's annual meeting in May of 2020.
There is no arrangement between Ms. Walker and any person pursuant to which she was selected as a director. Ms. Walker is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries. Ms. Walker will participate in the Director's compensation program as described in the company's 2018 Proxy Statement which was filed with the Securities and Exchange Commission on March 19, 2018.
Today, the company issued a press release announcing Ms. Walker's appointment. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release of Eli Lilly and Company dated October 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ELI LILLY AND COMPANY
(Registrant)

By:        /s/ Bronwen L. Mantlo
Name:    Bronwen L. Mantlo
Title:     Secretary and Deputy
General Counsel

Dated: October 16, 2018

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Karen Walker Press Release